Exhibit 4(d)

SYSCO CORPORATION

AND SYSCO HOLDINGS CORPORATION,

as Issuers,

THE GUARANTORS NAMED HEREIN,

as Guarantors,

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of

CERTAIN SECTIONS OF THIS INDENTURE RELATING TO
SECTIONS 310 THROUGH 318,
INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939:

TRUST INDENTURE		INDENTURE SECTION(S)
ACT SECTION

Section 310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	608, 610
Section 311	(a)	613
	(b)	613
Section 312	(a)	701, 702
	(b)	702
	(c)	702
Section 313	(a)	703
	(b)	703
	(c)	703
	(d)	703
Section 314	(a)	704
	(a)(4)	101, 1004
	(b)	Not Applicable
	(c)(1)	102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
Section 315	(a)	601
	(b)	602
	(c)	601
	(d)	601
	(e)	514
Section 316	(a)	101
	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
	(c)	104
Section 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
Section 318	(a)	107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

Article IX SUPPLEMENTAL INDENTURES	57

Section 901. Supplemental Indentures Without Consent of Holders	57
Section 902. Supplemental Indentures With Consent of Holders	59
Section 903. Execution of Supplemental Indentures	61
Section 904. Effect of Supplemental Indentures	61
Section 905. Conformity with Trust Indenture Act	61
Section 906. Reference in Securities to Supplemental Indentures	61

Article X COVENANTS	62

Section 1001. Payment of Principal, Premium and Interest	62
Section 1002. Maintenance of Office or Agency	62
Section 1003. Money for Securities Payments to Be Held in Trust	62
Section 1004. Statement by Officer as to Default	63
Section 1005. Existence	63
Section 1006. Waiver of Certain Covenants	63

Article XI REDEMPTION OF SECURITIES	64

Section 1101. Applicability of Article	64
Section 1102. Election to Redeem; Notice to Trustee	64
Section 1103. Selection of Securities to Be Redeemed	64
Section 1104. Notice of Redemption	65
Section 1105. Deposit of Redemption Price	66
Section 1106. Securities Payable on Redemption Date	66
Section 1107. Securities Redeemed in Part	66

Article XII SINKING FUNDS	67

Section 1201. Applicability of Article	67
Section 1202. Satisfaction of Sinking Fund Payments with Securities	67
Section 1203. Redemption of Securities for Sinking Fund	67

Article XIII REPAYMENT AT THE OPTION OF THE HOLDERS	68

Section 1301. Applicability of Article	68
Section 1302. Repayment of Securities	68
Section 1303. Exercise of Option	68
Section 1304. When Securities Presented for Repayment Become Due and Payable	69
Section 1305. Securities Repaid in Part	69

Article XIV DEFEASANCE AND COVENANT DEFEASANCE	69

Section 1401. Issuers’ Option to Effect Defeasance or Covenant Defeasance	69
Section 1402. Defeasance and Discharge	70
Section 1403. Covenant Defeasance	70
Section 1404. Conditions to Defeasance or Covenant Defeasance	71
Section 1405. Acknowledgment of Discharge By Trustee	72
Section 1406. Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions	72
Section 1407. Reinstatement	73
Section 1408. Qualifying Trustee	74

Article XV GUARANTEES	74

Section 1501. Guarantee	74
Section 1502. Guarantee Unconditional	75
Section 1503. Ranking of Guarantees	75
Section 1504. Waivers; Subrogation	75
Section 1505. Additional Guarantors	76
Section 1506. No Waiver; Remedies Cumulative	76
Section 1507. Release of Guarantees	77
Section 1508. Reinstatement	77
Section 1509. No Third-Party Beneficiaries; Severability; Amendment; Notices to Guarantors	77

Article XVI IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, MANAGERS, DIRECTORS AND EMPLOYEES	78

Section 1601. Exemption from Individual Liability	78

Article XVII SUBORDINATION OF SECURITIES AND GUARANTEES	79

Section 1701. Securities and Guarantees Subordinated to Senior Indebtedness	79
Section 1702. No Payment on Securities in Certain Circumstances	79
Section 1703. Securities and Guarantees Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization	80
Section 1704. Subrogation to Rights of Holders of Senior Indebtedness	82
Section 1705. Obligations of Each Issuer and Each Guarantor Unconditional	82
Section 1706. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice	83
Section 1707. Application by Trustee of Amounts Deposited with It	84
Section 1708. Subordination Rights Not Impaired by Acts or Omissions of the Issuers, the Guarantors or Holders of Senior Indebtedness	84
Section 1709. Trustee to Effectuate Subordination of Securities and Guarantee	84
Section 1710. Right of Trustee to Hold Senior Indebtedness	85
Section 1711. Article XVII Not to Prevent Events of Default	85
Section 1712. No Fiduciary Duty of Trustee to Holders of Senior Indebtedness	85
Section 1713. Article Applicable to Paying Agent	85
Section 1714. Payment Permitted if No Default	85

INDENTURE (herein called this “Indenture”), dated as of       , among SYSCO CORPORATION, a Delaware corporation (“Sysco Corporation”), SYSCO HOLDINGS CORPORATION, a Delaware corporation (“Sysco Holdings” and, together with Sysco Corporation, the “Issuers,” and each, an “Issuer”), the INITIAL GUARANTORS named on Schedule I hereto and any other Subsidiary that provides a guarantee (each, a “Guarantor,” and collectively, the “Guarantors”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee (herein called the “Trustee”).

RECITALS OF THE ISSUERS AND GUARANTORS

Each Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its junior subordinated debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

Each Guarantor has duly authorized the execution and delivery of this Indenture and the guarantee by it, to the extent provided herein and in any indenture supplemental hereto, of the Securities of any series that may be designated as guaranteed by such Guarantor.

All things necessary to make this Indenture a valid agreement of each Issuer and each Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

Article I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)            the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(2)            all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by any of the Issuers;

(4)            unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(5)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)            words importing any gender include the other genders;

(7)            references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to;

(8)            references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible, visible form;

(9)            the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; and

(10)            unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Person” means, in the case of either Issuer, any Person delegated by any of the Chairman of its Board of Directors, its Chief Executive Officer, the Vice Chairman of its Board of Directors, its Chief Financial Officer, its General Counsel, its President, its Treasurer, its Assistant Treasurer or one of its Vice Presidents to act on such Person’s behalf.

“Board of Directors” means, with respect to either Issuer or any Guarantor, (i) the board of managers or directors, as applicable, of such Person, (ii) any duly authorized committee of that board, (iii) any committee of officers of such Person or (iv) any officer of such Person acting, in the case of clauses (iii) and (iv), pursuant to authority granted by that board or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Issuer to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the applicable Issuer to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or regulation to close.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under generally accepted accounting principles in the United States of America, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles in the United States of America and the maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“CDS” means CDS Clearing and Depository Services Inc., or any successor securities clearing agency.

“Clearstream” means Clearstream Banking, S.A., or the successor to its securities clearance and settlement operations.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country or countries that issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the Euro both within the European Monetary Union and for the settlement of transactions by public institutions of or within the European Union or (iii) any currency unit or composite currency for the purposes for which it was established, or the imposition of exchange controls or any other circumstance beyond the control of the Issuers as a result of which any Foreign Currency in which any Securities are then payable is not available to the Issuers for making payments on such Securities when due.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 1255 Corporate Drive, 6th Floor, Irving, Texas 75038.

“Corporation” means a corporation, association, company, limited liability company, joint-stock company or business or statutory trust.

“Covenant Defeasance” has the meaning specified in Section 1403.

“Defaulted Interest” has the meaning specified in Section 307(a).

“Defeasance” has the meaning specified in Section 1402.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

“Dollar” or “Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Domestic Subsidiary” means any Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Euro” means the single currency of the participating member states from time to time of the European Monetary Union.

“Euroclear” means Euroclear S.A./N.V., a company organized under the laws of Belgium, as operator of the Euroclear System, or its successor in such capacity.

“European Monetary Union” means the Economic and Monetary Union established pursuant to the Treaty on European Union.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Existing Notes” means the senior notes of Sysco Corporation that are outstanding as of the date of this Indenture, which were issued pursuant to the Indenture dated as of June 15, 1995 by and between Sysco Corporation and First Union National Bank as trustee, with The Bank of New York Mellon Trust Company, N.A., as successor trustee and U.S. Bank Trust Company, National Association, as successor trustee, and the guarantors party thereto from time to time, as it may be amended, supplemented or otherwise modified from time to time.

“Expiration Date” has the meaning specified in Section 104.

“Extension Notice” has the meaning specified in Section 308.

“Extension Period” has the meaning specified in Section 308.

“Final Maturity” has the meaning specified in Section 308.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the Euro, issued by the government or governments of one or more countries other than the United States of America or by any recognized confederation, union or association of such governments.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 202 (or such legend as may be specified as contemplated by Section 301 for such Securities).

“Government Obligation” means securities that are (i) direct obligations of the government (or, in the case of Securities payable in Euro, any member state of the European Monetary Union) that issued the currency in which the Securities of a particular series are payable, for the payment of which obligations the full faith and credit of such government is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government (or, in the case of Securities payable in Euro, any member state of the European Monetary Union) that issued the currency in which the Securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, and which, in the case of either clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligation or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Guarantee” with respect to Securities of any series which the Issuers shall determine will be guaranteed by another Person, means the unconditional and junior subordinated guarantee by a Guarantor of the due and punctual payment of principal of, premium, if any, and interest on a series of Securities when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or otherwise in accordance with the terms of the Securities of such series and this Indenture.

“Guarantor” or “Guarantors” means, collectively, the Initial Guarantors and any other Person that provides a Guarantee of any series of Securities pursuant to Article XV, in each case until such Person’s Guarantee has been released in accordance with the terms of this Indenture.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable or accrued liabilities, incurred or accrued in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by such Person of Indebtedness of others and (g) all Capital Lease Obligations of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“Initial Guarantors” means each of the Subsidiaries listed on Schedule I hereto.

“interest” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Issuer” or “Issuers” means the Persons named as the “Issuers” in the first paragraph of this Indenture until one or more successor Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” or “Issuers” shall mean or include each such successor Person.

“Issuer Request” or “Issuer Order” mean, respectively, a written request or order signed in the name of either Issuer by any manager of either Issuer, its President, its Chief Executive Officer, its Chief Financial Officer, its General Counsel, its Assistant General Counsel, its Treasurer, its Assistant Treasurer, its Vice President, its Secretary, its Assistant Secretary or its Authorized Person, and delivered to the Trustee.

“JRD Acquisition Transactions” means the transactions contemplated under the Merger Agreement.

“JRD Acquisition Transactions Closing Date” means the date on which the JRD Acquisition Transactions are consummated, as specified in an Officer’s Certificate delivered to the Trustee.

“Judgment Currency” has the meaning specified in Section 118.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest; provided, precautionary or other filings filed in connection with operating leases of an Issuer or any Subsidiary of any Issuer shall not constitute Liens.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 301, (i) for any conversion of one Foreign Currency into another Foreign Currency or into Dollars, or of Dollars into a Foreign Currency, the noon (New York City time) buying rate for the applicable currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York on the applicable date of determination or, if such rate is not available on such date, as reasonably determined by the Issuers on the basis of the most recent spot rate available from a recognized foreign exchange source, and (ii) with respect to any currency unit or composite currency, the rate determined in the manner specified for such currency unit or composite currency pursuant to Section 301.

“Maturity” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal or premium, if any, becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maximum Interest Rate” has the meaning specified in Section 311.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of March 30, 2026, as may be amended from time to time, by and among Sysco Corporation, Sysco Holdings, Slider Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings, Slider Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings, Slider Merger Sub 3, LLC, a Delaware limited liability company and wholly-owned subsidiary of Sysco Holdings, JRD Unico, Inc., a Delaware corporation (“JRD”), Warehouse Realty, LLC, a Delaware limited liability company (“Warehouse Realty,” and together with JRD, known as “Jetro Restaurant Depot”), and Ki Atlantic Holdings Limited (as holder representative), which contains the terms and conditions of the proposed acquisition of Jetro Restaurant Depot by Sysco Corporation.

“New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

“Notice of Default” means a written notice of the kind specified in Section 501(4).

“Officer’s Certificate” means, in the case of either Issuer, a certificate signed by its President, its Chief Executive Officer, its Chief Financial Officer, its General Counsel, its Assistant General Counsel, its Treasurer, its Assistant Treasurer, its Vice President, its Secretary or its Assistant Secretary and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for any of the Issuers or any of their Affiliates (and who may be an employee of any of the Issuers or any of their respective Affiliates), and which opinion shall be acceptable to the Trustee.

“Optional Reset Date” has the meaning specified in Section 307(b).

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Original Stated Maturity” has the meaning specified in Section 308.

“Outstanding” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuers) in trust or set aside and irrevocably segregated in trust by the Issuers (if any of the Issuers shall act as the Issuers’ Paying Agent) for the Holders of such Securities; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(3) Securities as to which Defeasance has been effected pursuant to Section 1402; and

(4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof reasonably satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuers; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more Foreign Currencies or currency units which shall be deemed to be Outstanding shall be the Dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by any of the Issuers or any other obligor upon the Securities or any Affiliate of any of the Issuers or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not any of the Issuers or any other obligor upon the Securities or any Affiliate of any of the Issuers or of such other obligor.

“Parent Entity” means (a) before the JRD Acquisition Transactions Closing Date, Sysco Corporation, and (b) from and after the JRD Acquisition Transactions Closing Date, Sysco Holdings. For the avoidance of doubt, from and after the JRD Acquisition Transactions Closing Date, references in this Indenture to the Parent Entity shall mean Sysco Holdings.

“Paying Agent” means any Person authorized by any of the Issuers to pay the principal of or any premium or interest on any Securities on behalf of the Issuers. The Issuers initially authorize and appoint the Trustee as the Paying Agent for each series of the Securities.

“Periodic Offering” means an offering of Securities of a series from time to time the specific terms of which Securities, including the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuers upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, joint venture, trust, association, joint stock company, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any similar entity.

“Place of Payment” when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Required Currency” has the meaning specified in Section 118.

“Reset Notice” has the meaning specified in Section 307(b).

“Responsible Officer,” when used with respect to the Trustee, means an officer in the Corporate Trust Office thereof having direct responsibility for administration of this Indenture and, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, in each case, also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Indebtedness” means, unless otherwise provided with respect to the Securities of a series as contemplated by Section 301, with respect to any Issuer and any Guarantor, (a) all Indebtedness and obligations of such Issuer or such Guarantor existing on the date of this Indenture or created, incurred or assumed thereafter, and which (i) are for money borrowed; (ii) are evidenced by any credit agreement, bond, note, debenture or similar instrument; (iii) represent the unpaid balance on the purchase price of any assets or services of any kind; (iv) are obligations as lessee under any lease of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, any finance lease, Capital Lease Obligations, and Synthetic Lease Obligations; (v) are reimbursement obligations with respect to letters of credit, bankers’ acceptances, security purchase facility or other similar instruments; (vi) are obligations under interest rate, currency or other indexed exchange agreements, swaps, agreements for caps or floors on interest rates, foreign exchange agreements or any other similar agreements, including any such obligations incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate Indebtedness of such Issuer or such Guarantor; (vii) are all of the obligations of any Issuer or any Guarantor issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which any of the Issuers or any of their respective Subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (viii) are obligations under any guaranty, endorsement or other contingent obligations in respect of, or to purchase or otherwise acquire, Indebtedness or obligations of other Persons of the types referred to in clauses (i) through (vii) above (other than endorsements for collection or deposits in the ordinary course of business); (ix) are all compensation and reimbursement obligations of any Issuer or any Guarantor to the Trustee pursuant to certain terms of this Indenture, if any, or (x) are obligations of other Persons of the type referred to in clauses (i) through (ix) above secured by a Lien to which any Issuer’s or any Guarantor’s properties or assets are subject, whether or not the obligations secured thereby shall have been issued by such Issuer or such Guarantor or shall otherwise be such Issuer’s or such Guarantor’s legal liability; and (b) any deferrals, renewals, amendments, modifications, refundings, refinancings, replacements or extensions of any such Indebtedness or obligations of the types referred to above.

Notwithstanding the foregoing, Senior Indebtedness shall not include (1) any Indebtedness of any Issuer or any Guarantor owed or owing to any of their respective Subsidiaries, (2) any Indebtedness or obligation of any Issuer or any Guarantor which by its express terms is stated to be not superior to, or to rank pari passu with, or to be subordinated to, in right of payment upon dissolution, winding-up, liquidation, reorganization or similar events to the Securities or the Guarantees, or (3) any Indebtedness or obligation incurred by any Issuer or any Guarantor in connection with the purchase of any assets or services in the ordinary course of business and which constitutes a trade payable or account payable.

“Senior Nonmonetary Default” means the occurrence or existence and continuance of any default (other than a Senior Payment Default) or any event which, after notice or lapse of time (or both), would become an event of default (other than a Senior Payment Default), under the terms of any instrument or agreement pursuant to which any Senior Indebtedness is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

“Senior Payment Default” has the meaning specified in Section 1702.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307(a).

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or premium, if any, or interest thereon, means the date specified in such Security as the fixed date on which the principal of or premium, if any, on such Security or such installment of principal or interest is due and payable.

“Subsequent Interest Period” has the meaning specified in Section 307(b).

“Subsidiary” means any Corporation of which outstanding voting stock having the power to elect a majority of the board of directors or other governing body of such Corporation is at the time owned, directly or indirectly, by the Parent Entity or by one or more other Subsidiaries, or by the Parent Entity and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock or unit which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock or unit has such voting power by reason of any contingency.

“Synthetic Lease Obligation” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under generally accepted accounting principles.

“Sysco Corporation” means Sysco Corporation, a Delaware corporation, and, subject to Article VIII, its successors and assigns.

“Sysco Holdings” means Sysco Holdings Corporation, a Delaware corporation, and, subject to Article VIII, its successors and assigns.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Vice President” when used with respect to any of the Issuers, any Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

Section 102. Compliance Certificates and Opinions.

Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of each Issuer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Wherever this Indenture requires that an Officer’s Certificate be signed also by, or that any matter be certified or covered by an opinion or report of, a financial expert, an accountant or other expert, such financial expert, accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Issuers or any of their Affiliates, and shall be acceptable to the Trustee.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than an Officer’s Certificate required by Section 1004, shall include:

(1)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of each such individual, the individual has made or caused to be made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of an Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the applicable Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 104.

The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Security.

The Issuers may, at their option, set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, but shall have no obligation to do so; provided, that the Issuers may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuers from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuers, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuers’ expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuers in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section 104, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 104, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Notwithstanding anything herein to the contrary, no request, demand, authorization, direction, notice, consent, waiver or other Act of a Holder given, made or taken pursuant to this Section 104 may be amended, withdrawn or revoked once given, made or taken by such Holder, unless the Issuers shall have provided for such amendment, withdrawal or revocation in connection with the solicitation of such request, demand, authorization, direction, notice, consent, waiver or other Act, or unless and to the extent required by applicable law.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 105. Notices, Etc. to Trustee and Issuers.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)            the Trustee by any Holder or by the Issuers shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust – Sysco Corporation; or

(2)            the Issuers by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered, first-class postage prepaid, to each of the Issuers addressed to the attention of the Chief Executive Officer of each of the Issuers at the address of the Issuers’ principal office or at any other address previously furnished in writing to the Trustee by the Issuers.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and related financing documents and delivered using Electronic Means; provided, however, that each of the Issuers, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by each of the Issuers, as applicable, whenever a person is to be added or deleted from the listing. If any of the Issuers, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuers understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuers shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that all Authorized Officers of the Issuers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuers, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.

Any reference in this Indenture to “execute,” “executed,” “sign,” “signed,” “signature” or any other like term shall include execution by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”), which includes any electronic signature provided using Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Issuers and reasonably available at no undue burden or expense to the Trustee). Any such electronic signature shall be valid, effective and legally binding as if such electronic signature were a handwritten signature and shall be deemed to have been duly and validly delivered for all purposes hereunder; notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.

Each of the Issuers agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuers, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered, first-class postage prepaid or otherwise delivered in accordance with the procedures of DTC, CDS, Euroclear or Clearstream, as applicable, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by delivery, neither the failure to deliver such notice, nor any defect in any notice so delivered, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular delivery service or by reason of any other cause it shall be impracticable to give such notice by delivery, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 107. Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuers shall bind their successors and assigns, whether so expressed or not.

Section 110. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112. Governing Law; Waiver of Trial by Jury.

THIS INDENTURE, THE SECURITIES AND ANY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Each of the Issuers, the Trustee and the Holders by their acceptance of the Securities irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.

Section 113. Agreement to Certain Tax Treatment.

Each beneficial Holder of Securities shall, by acquiring a beneficial interest therein, be deemed to have agreed to treat the Securities as Indebtedness for U.S. federal income tax purposes.

Section 114. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section 114)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or at the Stated Maturity, and no additional interest shall accrue as the result of such delayed payment.

Section 115. Counterparts.a

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (PDF) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of an original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 116. Foreign Account Tax Compliance Act (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Issuers agree (i) to provide to U.S. Bank Trust Company, National Association sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so U.S. Bank Trust Company, National Association can determine whether it has tax-related obligations under Applicable Law, (ii) that U.S. Bank Trust Company, National Association shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which U.S. Bank Trust Company, National Association shall not have any liability, and (iii) to hold harmless U.S. Bank Trust Company, National Association for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of this Indenture.

Section 117. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 118. Judgment Currency.

The Issuers agree, to the fullest extent that they may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or any premium or interest on, the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which a final, unappealable judgment is given; and (b) the obligations of the Issuers under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

Article II
SECURITY FORMS

Section 201. Forms Generally.

The Securities of each series and the Trustee’s certificate of authentication shall be in substantially such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon (including, without limitation, any legends where applicable) as may be required to comply with applicable tax laws or the rules of any securities exchange or automated quotation system on which the Securities of such series may be listed or traded or the rules of any Depositary therefor or as may, consistently herewith, be determined to be appropriate by the officers executing such Securities, as evidenced by their execution thereof. If the form or forms of Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an Authorized Person of either Issuer and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 303 for the authentication and delivery of such Securities.

The definitive Securities of each series shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, or engraved on steel engraved borders, if required by any securities exchange or automated quotation system on which the Securities of such series may be listed or traded, or may be produced in any other manner permitted by the rules of any securities exchange or automated quotation system on which the Securities of such series may be listed or traded, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 202. Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

Section 203. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date: __________________

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Article III
THE SECURITIES

Section 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article XVII.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate or in an Issuer Order, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1)            the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)            any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, Section 305, Section 306, Section 906, Section 1107 or Section 1305 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may from time to time be increased above such amount by a Board Resolution to such effect; provided, further, that if such additional Securities are not fungible for U.S. federal income tax purposes with the Securities of such series, such additional Securities shall have a different CUSIP number;

(3)            the date or dates on which the principal of any Securities of the series is payable, or the method by which such date or dates shall be determined or extended;

(4)            the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(5)            the place or places where the principal of and any premium and interest on any Securities of the series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Issuers in respect of the Securities of such series may be made;

(6)            the period or periods within or the date or dates on which, the price or prices at which and the term and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Issuers and, if other than by a Board Resolution, the manner in which any election by the Issuers to redeem the Securities shall be evidenced;

(7)            the obligation or the right, if any, of the Issuers to redeem or purchase any Securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(8)            if other than denominations of $2,000 and any integral multiple of $1,000 above that amount, the denominations in which any Securities of the series shall be issuable;

(9)            if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(10)            if other than the currency of the United States of America, the currency, currencies or currency units, including composite currencies, in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(11)            if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Issuers or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the period or periods within or the date or dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(12)            the percentage of the principal amount at which such Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion shall be determined;

(13)            if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(14)            if applicable, that the Securities of the series, in whole or any specified part, shall not be defeasible or shall be defeasible in a manner varying from Section 1402 and Section 1403 and, if other than by a Board Resolution, the manner in which any election by the Issuers to defease such Securities shall be evidenced;

(15)            whether the Securities of the series, or any portion thereof, shall initially be issuable in the form of a temporary Global Security representing all or such portion of the Securities of such series and provisions for the exchange of such temporary Global Security for one or more permanent Global Securities or definitive Securities of such series;

(16)            if applicable, that any Securities of the series, or any portion thereof, shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 202 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(17)            if applicable, that the Securities of the series, in whole or any specified part, shall be subject to the optional interest reset provisions of Section 307(b);

(18)            if applicable, that the Securities of the series, in whole or any specified part, shall be subject to the optional extension of maturity provisions of Section 308;

(19)            any deletion or addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502 or in any other remedies provided in Article V;

(20)            any addition to or change in the covenants set forth in Article X which applies to Securities of the series;

(21)            the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(22)            the appointment of any Paying Agent or Agents for the Securities of such series, if other than the Trustee;

(23)            the terms of any right to convert or exchange Securities of such series into any other securities or property of the Issuers or of any other Corporation or Person, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;

(24)            the terms and conditions, if any, pursuant to which the Securities of the series are secured;

(25)            whether the Securities of the series will be subject to any restriction or condition on the transferability of the Securities of such series;

(26)            whether the Securities shall be issued with Guarantees and, if so, to name one or more Guarantors, the terms and conditions, if any, of any Guarantee with respect to Securities of any series, to provide for the terms and conditions upon which Guarantees may be released or terminated, and any corresponding changes to the provisions of this Indenture as then in effect;

(27)            [reserved];

(28)            any addition to or changes in or deletion of any of the provisions and terms set forth in the definition of “Senior Indebtedness” or to Article XVII which applies to Securities of the series; and

(29)            any other additional, eliminated or changed terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officer’s Certificate or Issuer Order referred to above or in any such indenture supplemental hereto.

If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an Authorized Person of either Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or Issuer Order setting forth the terms or the manner of determining the terms of the series.

With respect to Securities of a series offered in a Periodic Offering, the Board Resolution (or action taken pursuant thereto), Officer’s Certificate, Issuer Order or supplemental indenture referred to above may provide general terms or parameters for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a further Issuer Order or that such terms shall be determined by the Issuers in accordance with other procedures specified in the Issuer Order contemplated by the third paragraph of Section 303.

Section 302. Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 above that amount.

Section 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of each Issuer that is an obligor thereon by the Chairman of its Board of Directors, its Chief Executive Officer, the Vice Chairman of its Board of Directors, its Chief Financial Officer, its President, its Treasurer, one of its Vice Presidents or an Authorized Person of such Issuer. The signature of any of these individuals on the Securities may be manual, facsimile or electronic, provided that any electronic signature is a true representation of the signer’s actual signature.

Securities bearing the manual, facsimile or electronic signatures of individuals who were at any time the proper officers of an Issuer shall bind such Issuer notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities of any series executed by the Issuers to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Securities; provided, however, that in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures (including the receipt by the Trustee of oral or electronic instructions from the Issuers or their duly authorized agents, promptly confirmed in writing) acceptable to the Trustee as may be specified by or pursuant to an Issuer Order delivered to the Trustee prior to the time of the first authentication of Securities of such series. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating:

(1)            that the form or forms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 201 in conformity with the provisions of this Indenture;

(2)            if the terms of such Securities have been, or in the case of Securities of a series offered in a Periodic Offering, will be, established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been, or in the case of Securities of a series offered in a Periodic Offering, will be, established in conformity with the provisions of this Indenture, subject, in the case of Securities of a series offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel; and

(3)            that such Securities, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuers enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such forms or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate or Issuer Order otherwise required pursuant to Section 301 or the Issuer Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued. This paragraph shall not be applicable to Securities of a series that are issued pursuant to the proviso to Section 301(2).

Each Security shall be dated the date of its authentication.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Issuers of any of such Securities, the form or forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Section 201 and Section 301 and this Section, as applicable, in connection with the first authentication of Securities of such series.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual, facsimile or electronic signature of one of its authorized signatories (provided that any electronic signature is a true representation of the signer’s actual signature) and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Security to the Trustee for cancellation as provided in Section 310, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuers may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Issuers will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuers in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 305. Registration, Registration of Transfer and Exchange.

The Issuers shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. If in accordance with Section 301, the Issuers designate a transfer agent (in addition to the Security Registrar) with respect to any series of Securities, the Issuers may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts; provided, that the Issuers maintain a transfer agent in each Place of Payment for such series. The Issuers may at any time designate additional transfer agents with respect to any series of Securities.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Issuers in a Place of Payment for that series, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuers and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

If the Securities of any series are to be redeemed, neither the Trustee nor the Issuers shall be required, pursuant to the provisions of this Section 305, (A) to issue, register the transfer of or exchange any Securities of any series (or of any series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the delivery of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such delivery, or (B) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, any portion not to be redeemed.

The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1)            Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)            Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Issuers that it is unwilling or unable to continue as Depositary for such Global Security, (ii) defaults in the performance of its duties as Depositary, or (iii) has ceased to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as depositary, in each case, unless the Issuers have approved a successor Depositary within 90 days after receipt of such notice or after it has become aware of such default or cessation, (B) the Issuers in their sole discretion determine, subject to the procedures of the Depositary, that such Global Security will be so exchangeable or transferable or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

(3)            Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)            Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 305, Section 304, Section 306, Section 906, Section 1107 or Section 1305 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Section 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Issuers or the Trustee to save each of them harmless, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding and shall cancel and dispose of such mutilated Security in accordance with its customary procedures.

If there shall be delivered to the Issuers and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding. If, after the delivery of such new Security, a bona fide purchaser of the original Security in lieu of which such new Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such new Security from the party to whom it was delivered or any party taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuers and the Trustee in connection therewith and shall cancel and dispose of such new Security in accordance with its customary procedures.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 306, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel to the Issuers and the fees and expenses of the Trustee, its agents and counsel) connected therewith.

Every new Security of any series issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307. Payment of Interest; Interest Rights Preserved; Optional Interest Reset.

(a)            Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series, except that, unless otherwise provided in the Securities of such series, interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in or pursuant to the Board Resolution, Officer’s Certificate, Issuer Order or supplemental indenture pursuant to Section 301 with respect to the related series of Securities. Except in the case of a Global Security, at the option of the Issuers, interest on any series of Securities may be paid (i) by check delivered to the address of the Person entitled thereto as it shall appear on the Security Register of such series or (ii) by wire transfer in immediately available funds at such place and to such account as designated in writing by the Person entitled thereto as specified in the Security Register of such series at least fifteen days prior to the relevant Interest Payment Date.

Any Paying Agents will be identified in accordance with Section 301, except for the Trustee, who has been appointed as Paying Agent for the Securities as provided in the definition of “Paying Agent” contained in Section 101. The Issuers may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Issuers at all times will be required to maintain a Paying Agent in each Place of Payment for each series of Securities.

Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, any interest on any Security of any series which is payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in Clause (1) or (2) below:

(1)            The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Clause (1). The Issuers shall fix or cause to be fixed each such Special Record Date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such Defaulted Interest. The Issuers shall promptly notify the Trustee in writing of such Special Record Date. At least 15 days before the Special Record Date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so delivered, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)            The Issuers may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which such Securities may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 307, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

(b)            The provisions of this Section 307(b) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to Section 301). The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Issuers on the date or dates specified on the face of such Security (each an “Optional Reset Date”). The Issuers may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Security, such notice to contain the information to be included in the Trustee’s notice referred to in the following sentence. If the Issuers exercise such option, not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of any such Security a notice (the “Reset Notice”) indicating that the Issuers have elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Issuers may, at their option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Security will have the option to elect repayment by the Issuers of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article XIII for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth day before such Optional Reset Date.

Subject to the foregoing provisions of this Section 307 and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308. Optional Extension of Maturity.

The provisions of this Section 308 may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to Section 301). The Stated Maturity of any Security of such series may be extended at the option of the Issuers for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the date (the “Final Maturity”) set forth on the face of such Security. The Issuers may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”), such notice to contain the information to be included in the Trustee’s notice referred to in the following sentence. If the Issuers exercise such option, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of the Issuers to extend the Maturity, (ii) the new Stated Maturity, (iii) the interest rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee’s transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Issuers may, at their option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

If the Issuers extend the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Issuers on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Issuers have extended the Maturity thereof, the Holder must follow the procedures set forth in Article XIII for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

Section 309. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and (subject to the record date provisions of Section 104) for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuers, the Trustee or any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

Section 310. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Issuers may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuers have not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 310, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be treated in accordance with its document retention policies.

Section 311. Computation of Interest; Usury Not Intended.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

The amount of interest (or amounts deemed to be interest under applicable law) payable or paid on any Security shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York, or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York law, which could lawfully be contracted for, taken, reserved, charged or received (the “Maximum Interest Rate”). If, as a result of any circumstances whatsoever, the Issuers or any other Person is deemed to have paid interest (or amounts deemed to be interest under applicable law) or any Holder of a Security is deemed to have contracted for, taken, reserved, charged or received interest (or amounts deemed to be interest under applicable law), in excess of the Maximum Interest Rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of validity, and if under any such circumstance, the Trustee, acting on behalf of the Holders, or any Holder shall ever receive interest or anything that might be deemed interest under applicable law that would exceed the Maximum Interest Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on the applicable Security or Securities and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of any such Security or Securities, such excess shall be refunded to the Issuers; provided, that the Issuers and not the Trustee shall be responsible for collecting any such refund from the Holders. In addition, for purposes of determining whether payments in respect of any Security are usurious, all sums paid or agreed to be paid with respect to such Security for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Security.

Section 312. CUSIP or ISIN Numbers.

The Issuers in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee in writing of any change in “CUSIP” or “ISIN” numbers.

Article IV
SATISFACTION AND DISCHARGE

Section 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon Issuer Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this Section 401), and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)            Either:

(a)            all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b)            all such Securities not theretofore delivered to the Trustee for cancellation

(i)             have become due and payable, or

(ii)            will become due and payable at their Stated Maturity within one year of the date of deposit, or

(iii)           are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers, in the case of (i), (ii) or (iii) above, have deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose (a) an amount of cash in the currency, currencies or currency units in which the Securities of such series are then specified as payable at Stated Maturity, or (b) Government Obligations applicable to such Securities (determined on the basis of the currency, currencies or currency units in which the Securities of such series are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, money in an amount, or (c) a combination thereof, in each case sufficient, to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)            the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and

(3)            the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of Clause (1) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

Section 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, Section 1702(3) and Section 1703(4), all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including Issuers if any of the Issuers shall act as the Issuers’ Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money or Government Obligations have been deposited with the Trustee; provided that such money need not be segregated from other money except to the extent required by law. Any money or Government Obligations held in trust by the Trustee under this Article IV are not subject to the provisions of Article XVII, provided that the applicable conditions of Section 401 have been satisfied.

Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Clause (1) of Section 401 has been made in respect of any Security, (a) the Holder of such Security is entitled to, and does, elect pursuant to the terms of such Security to receive payment in a currency, currencies or currency units other than that in which such deposit has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency, currency unit or composite currency in which such deposit has been made, then the Indebtedness represented by such Security shall be deemed to have been, and shall be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, such Security as such payments become due out of the proceeds yielded by converting the amount or other property so deposited in respect of such Security into the currency, currencies or currency units in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to an election referred to in clause (a) above, the applicable Market Exchange Rate in effect on the second Business Day prior to each payment date, and (y) with respect to a Conversion Event, the applicable Market Exchange Rate in effect (as nearly as feasible) at the time of the Conversion Event.

Article V
REMEDIES

Section 501. Events of Default.

“Event of Default”, wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)            default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)            default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

(3)            default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series, and continuance of such default for a period of 30 days; or

(4)            default in the performance, or breach, in any material respect, of any covenant or warranty of any Issuer, by any Issuer, in this Indenture with respect to a Security of that series (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this Section 501 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified delivery, to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture; or

(5)            the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of any Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging any Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any Issuer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Issuer or of any substantial part of its respective property, or ordering the winding up or liquidation of its respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6)            the commencement by any Issuer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of any Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Issuer or of any substantial part of its property, or the making by it of an assignment of a substantial part of its property for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by any Issuer in furtherance of any such action; or

(7)            any other Event of Default provided with respect to Securities of that series,

provided, however, that no event described in Clause (4), Clause (5), Clause (6) and Clause (7) above shall constitute an Event of Default hereunder until a Responsible Officer has received written notice thereof as contemplated in Section 602.

Notwithstanding the foregoing provisions of this Section 501, if the principal or any premium or interest on any Security is payable in a Foreign Currency and a Conversion Event occurs in respect of such Foreign Currency, the Issuers will be entitled to satisfy their obligations to Holders of the Securities by making such payment in the currency of the United States of America in an amount equal to the currency of the United States of America equivalent of the amount payable in such other currency, as determined by the Issuers by reference to the Market Exchange Rate as such Market Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Market Exchange Rate. Notwithstanding the foregoing provisions of this Section 501, any payment made under such circumstances in the currency of the United States of America where the required payment is in a Foreign Currency will not constitute an Event of Default under this Indenture.

Section 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(7) which is common to all Outstanding series of Securities) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default under Section 501(7) which is common to all Outstanding series of Securities occurs and is continuing, then in such case, the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by a notice in writing to the Issuers (and to the Trustee if given by Holders) may declare the principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified by the terms thereof) of all the Securities then Outstanding to be due and payable immediately, and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, the Event of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if:

(1)            the Issuers have paid or deposited with the Trustee a sum sufficient to pay:

(a)            all overdue installments of interest on all Securities of that series,

(b)            the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(c)            to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(d)            all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(2)            all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuers covenant that if

(1)            default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days,

(2)            default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, or

(3)            default is made in the deposit of any sinking fund payment, when and as due by the terms of any Security and such default continues for a period of 30 days, the Issuers will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, all amounts owing the Trustee, its agents and counsel under Section 607.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Issuers, any Guarantor or any other obligor upon the Securities, their respective property or their respective creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it and any predecessor Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all amounts owing the Trustee and any predecessor Trustee under Section 607, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

Except as otherwise specified in Article XVII, any money or property collected or to be applied by the Trustee with respect to a series of Securities pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (in all of its capacities under this Indenture) under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on such series of Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal and any premium and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Issuers.

Section 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or other similar official), or for any other remedy hereunder, unless

(1)            such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)            the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)            such Holder or Holders have offered and, if requested, provided to the Trustee security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)            the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(5)            no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512. Control by Holders.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, that:

(1)            such direction shall not be in conflict with any rule of law or with this Indenture;

(2)            the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3)            subject to the provisions of Section 601, the Trustee shall have the right to decline to follow such direction if (i) the Holders have failed to provide the Trustee with security or indemnity deemed by it to be sufficient in its sole discretion; or (ii) a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would involve the Trustee in personal liability or would otherwise be contrary to applicable law.

Section 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1)            in the payment of the principal of or any premium or interest on any Security of such series, or

(2)            in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section 514 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security, on or after the respective due dates expressed in such Security.

Section 515. Waiver of Usury, Stay or Extension Laws.

Each of the Issuers covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article VI
THE TRUSTEE

Section 601. Certain Duties and Responsibilities.

(a)            Except during the continuation of an Event of Default:

(1)  The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other transaction documents to which it is a party with respect to the Securities, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2)  In the absence of negligence, willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, such party shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(b)            If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; provided, the Trustee will be under no obligation to exercise any of the rights and powers under this Indenture at the request or direction of any Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it against any loss, liability, or expenses, and then only to the extent required by the terms of this Indenture.

(c)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)  this Subsection (c) shall not be construed to limit the effect of Subsections (a) and (b) of this Section;

(2)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer;

(3)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the outstanding Securities, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)  no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(d)            (d)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602. Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 602, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Event of Default with respect to the Securities of a series, except an Event of Default under Section 501(1), Section 501(2) or Section 501(3) hereof (provided, that the Trustee is the principal Paying Agent with respect to the Securities of such series), unless a Responsible Officer shall have received written notice at the Corporate Trust Office of such Event of Default in accordance with Section 105 from the Issuers, any Subsidiary or the Holder of any Security, which notice states that the event referred to therein constitutes an Event of Default and references this Indenture and the relevant Securities.

Section 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1)            the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)            any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and Opinion of Counsel, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution; the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Issuer Request, Issuer Order, Opinion of Counsel or Board Resolution;

(3)            whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(4)            the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity acceptable to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney;

(7)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)            the Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(9)            in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Securities of a series, each representing less than a majority in aggregate principal amount of the Securities of such series Outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken;

(10)          the Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents and employees. Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal and the satisfaction and discharge of this Indenture;

(11)          except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Securities, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Securities;

(12)          the Trustee shall not be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(13)          the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control (forces majeure), including without limitation strikes, work stoppages, pandemics, accidents, acts of war or terrorism, civil or military disturbances or closures, epidemics, pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services;

(14)          the Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture;

(15)          the rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder;

(16)          the Trustee may request that the Issuers deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(17)          the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty;

(18)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(19)          the Trustee has no liability for interest nor any duty to invest funds deposited with it hereunder.

Section 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuers of Securities or the proceeds thereof.

Section 605. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 608 and Section 613, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other money except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuers.

Section 607. Compensation and Reimbursement.

The Issuers agree:

(1)            to pay to the Trustee from time to time such compensation for all services rendered by it hereunder in such amounts as the Issuers and the Trustee shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)            except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3)            to indemnify the Trustee (which shall be deemed to include its officers, directors, employees and agents) for, and to hold it harmless against, any loss, damage, claims, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those attributable to its negligence or willful misconduct, as determined in a final, non-appealable order of a court of competent jurisdiction. This indemnity shall survive resignation or removal of the Trustee, defeasance or termination of this Indenture and final payment in full of the Securities.

The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity under this Section 607. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and, in the event the subject matter of the claim involves a conflict of interest between the Issuers and the Trustee, the Issuers shall pay the reasonable and documented fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent.

As security for the performance of the obligations of the Issuers under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

Without prejudice to any other rights available to the Trustee under applicable law, in the event the Trustee incurs expenses or renders services in any proceedings which result from an Event of Default under Section 501(5) or (6), or from any default which, with the passage of time, would become such Event of Default, the expenses so incurred and compensation for services so rendered are intended to constitute expenses of administration under the United States Bankruptcy Code or equivalent law.

Section 608. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 609. Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 609 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 610. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Issuers, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuers.

If at any time:

(1)            the Trustee shall fail to comply with Section 608 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Security for at least six months; or

(2)            the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Issuers or by any such Holder; or

(3)            the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Issuers, acting pursuant to the authority of a Board Resolution, may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuers, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner required by Section 611, the Trustee or any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction (at the sole expense of the Issuers) for the appointment of a successor Trustee with respect to the Securities of such series.

The Issuers shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 611. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuers, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee’s co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuers or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

Section 612. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.

Section 613. Preferential Collection of Claims Against Issuers.

If and when the Trustee shall be or become a creditor of any of the Issuers (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuers (or any such other obligor). For purposes of Section 311(b)(4) and (6) of the Trust Indenture Act:

(1)            “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks and payable upon demand; and

(2)            “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuers (or any such obligor) for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security; provided, the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Issuers (or any such obligor) arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 614. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 614, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder; provided, that such corporation shall be otherwise eligible under this Section 614, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuers and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

The Issuers agree to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 614.

If an appointment with respect to one or more series is made pursuant to this Section 614, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date: __________________

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
as Authenticating Agent

By:
Authorized Officer

Article VII
SECURITYHOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUERS

Section 701. Issuers to Furnish Trustee Names and Addresses of Holders.

The Issuers will furnish or cause to be furnished to the Trustee

(1)            semi-annually, not later than June 15 and December 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding June 1 or December 1, as the case may be; and

(2)            at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be Security Registrar for Securities of a series, no such list need be furnished with respect to such series of Securities.

Section 702. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Issuers and the Trustee that neither of the Issuers nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 703. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of Section 313(a).

Section 704. Reports by the Parent Entity.

The Parent Entity covenants to file with the Trustee, within 15 days after the Parent Entity is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports that the Parent Entity may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act.

Delivery of the foregoing reports, information and documents to the Trustee shall be deemed satisfied, and such reports, information and documents shall be deemed to have been filed with and delivered to the Trustee, at the time the Parent Entity files (or, if applicable, any Issuer files) the same with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or any successor electronic filing system, or otherwise makes the same publicly available on a freely accessible website; provided that the Trustee shall have no obligation whatsoever to determine whether or not any such reports, information or documents have been filed or made publicly available, or to monitor or search EDGAR, any successor system or any website for any such reports, information or documents. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof (or access thereto) shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Parent Entity’s or any Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Article VIII
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801. Issuers May Consolidate, etc., Only on Certain Terms.

Other than the JRD Acquisition Transactions, none of the Issuers shall consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person unless:

(1)            in case an Issuer shall consolidate with or merge into any other Person, or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which such Issuer is merged or to which such conveyance, transfer or lease is made shall be a Corporation, partnership, trust or other entity, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of such Issuer to be performed or observed;

(2)            immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)            such Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802. Successor Issuer Substituted.

(1)            Upon any consolidation of an Issuer with, or merger of an Issuer into, any other Person or any conveyance or transfer (other than a lease) of all or substantially all properties and assets of such Issuer to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which such Issuer is merged or to which such conveyance or transfer (other than a lease) is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; and in the event of any such conveyance or transfer (but not in the case of a lease) such Issuer shall be discharged from all obligations and covenants under this Indenture.

(2)            Such successor Person may cause to be signed, and may issue either in its own name or in the name of such Issuer, any or all of the Securities issuable hereunder which theretofore shall not have been signed by such Issuer and delivered to the Trustee; and, upon the order of such successor Person instead of such Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of such Issuer to the Trustee for authentication pursuant to such provisions and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

(3)            In case of any such consolidation, merger, conveyance, transfer or lease such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

Article IX
SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuers, when authorized by a Board Resolution (a copy of which shall be delivered to the Trustee) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1)            to evidence the succession of another Person to either Issuer, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of any of the Issuers pursuant to Article VIII; or

(2)            to add to the covenants of any of the Issuers or any Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon any of the Issuers or any Guarantor; or

(3)            to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default; or

(4)            to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form; or

(5)            to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided, however, that if such addition, change or elimination shall adversely affect the interests of Holders of Securities of any series in any material respect, such addition, change or elimination shall become effective with respect to such series only when no such Security of such series remains Outstanding; or

(6)            to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon either Issuer or any Guarantor; or

(7)            to establish the forms or terms of Securities of any series as permitted by Section 201 and Section 301; or

(8)            [reserved]; or

(9)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(10)          to cure any ambiguity, or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or add or amend any other provision which shall not materially adversely affect the interests of the Holders of the Securities; or

(11)          to make any other provisions with respect to matters or questions arising under this Indenture; provided, that (i) in the case of any cure, correction, supplement, matter, question, amendment or modification to (or which results in any change to) a Guarantee, such action shall be governed by Section 1509 and (ii) in all other cases, such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(12)          to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 401, Section 1402 and Section 1403; provided, that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(13)          to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded; or

(14)          to secure any series of Securities; or

(15)          to add to, change or eliminate any of the provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act; provided, that such action does not adversely affect the rights or interests of any Holder of Securities in any material respect; or

(16)          to provide for the payment by the Issuers of additional amounts in respect of taxes imposed on certain Holders and for the treatment of such additional amounts as interest and for all matters incidental thereto; or

(17)          to add Guarantors with respect to the Securities or release a Guarantor from its obligations under its Guarantee of Securities or this Indenture in accordance with the applicable provisions of this Indenture and the Securities of the applicable series; or

(18)          to conform the terms of this Indenture and the Securities to any provision or other description of the Securities, as the case may be, contained in an offering document related thereto; or

(19)          to comply with the rules of any applicable securities Depositary; or

(20)          to amend the provisions of Article XV in accordance with the applicable provisions of Section 1509.

Section 902. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture (treated as one class), by Act of said Holders delivered to the Issuers and the Trustee, the Issuers, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that if the Board Resolutions shall expressly provide that any provisions to be changed or eliminated shall apply to fewer than all the Outstanding Securities hereunder or under a particular series under this Indenture, then, to the extent not inconsistent with the Trust Indenture Act, any such consent may be given by Holders of not less than a majority in principal amount of the Outstanding Securities hereunder or under such series to which such change or elimination shall apply; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)            except to the extent permitted by Section 307 or Section 308 or otherwise specified in the form or terms of the Securities of any series as permitted by Section 201 and Section 301 with respect to extending the Stated Maturity of any Security of such series, change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date), or

(2)            reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)            modify any of the provisions of this Section 902, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 902 and Section 1006, or the deletion of this proviso, in accordance with the requirements of Section 611 and Section 901(9), or

(4)            if the Securities of any series are convertible or exchangeable into any other securities or property of the Issuers, make any change that adversely affects in any material respect the right to convert or exchange any Security of such series (except as permitted by Section 901) or decrease the conversion or exchange rate or increase the conversion price of any such Security of such series, unless such decrease or increase is permitted by the terms of such Security, or

(5)            if the Securities provide therefor, impair or affect any right of repayment at the option of the Holder of such Securities,

(6)            if the Securities of any series are secured, change the terms and conditions pursuant to which the Securities of such series are secured in a manner adverse to the Holders of the secured Securities of such series in any material respect; or

(7)            modify the provisions of this Indenture with respect to the subordination of any Security in a manner adverse to the Holder thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee shall have no responsibility for determining whether any amendment or supplemental indenture will or may have an adverse effect on any Holder.

Section 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act.

Section 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Article X
COVENANTS

Section 1001. Payment of Principal, Premium and Interest.

Each Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 1002. Maintenance of Office or Agency.

The Issuers will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities of that series and this Indenture may be served. The Issuers initially appoint the Trustee, acting through its Corporate Trust Office, as their agent for said purpose. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

The Issuers may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1003. Money for Securities Payments to Be Held in Trust.

If either of the Issuers shall at any time act as the Issuers’ Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate to the extent required by law and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuers shall have one or more Paying Agents for any series of Securities, they will, on or prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of their action or failure so to act.

The Issuers will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Issuers (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by any of the Issuers, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for one year after such principal, premium or interest has become due and payable may be paid to any of the Issuers on Issuer Request, or (if then held by any of the Issuers) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

Section 1004. Statement by Officer as to Default.

The Issuers will deliver to the Trustee, within 120 days after the end of each fiscal year of each of the Issuers ending after the date hereof, an Officer’s Certificate, the signer of which shall be the principal executive, principal accounting or principal financial officer of each Issuer, stating whether or not to the best knowledge of the signer thereof, the Issuers are in default in the performance and observance of any of the terms, provisions, covenants and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuers shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

Section 1005. Existence.

Subject to Article VIII and the Issuers’ ability to convert into a corporation, limited liability company, limited partnership or limited liability partnership under applicable law, each Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its respective corporate or other existence, as applicable.

Section 1006. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Issuers may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(20), Section 801, Section 901(2), Section 901(5), and Section 901(7) for the benefit of the Holders of such series, or in Section 1005, if the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Article XI
REDEMPTION OF SECURITIES

Section 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article XI.

Section 1102. Election to Redeem; Notice to Trustee.

The election of the Issuers to redeem any Securities shall be evidenced by an Issuer Order or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Issuers, the Issuers shall, not less than 10 nor more than 60 days prior to the Redemption Date fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Issuers which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Issuers shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

Section 1103. Selection of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected, from the Outstanding Securities of such series not previously called for redemption, by such method in accordance with the standard procedures of DTC, CDS, Euroclear or Clearstream, as applicable, and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided, that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence. For book-entry Securities subject to redemption, any redemption will be administered in compliance with the procedures of DTC, CDS, Euroclear or Clearstream, as applicable, or other relevant Depositary.

The provisions of the preceding paragraph shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed. If the Issuers shall so direct, Securities registered in the name of either Issuer, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

Section 1104. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, or otherwise delivered in accordance with the procedures of DTC, CDS, Euroclear or Clearstream, as applicable, not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.

With respect to Securities of each series to be redeemed, each notice of redemption shall identify the Securities to be redeemed (including CUSIP or ISIN numbers, if applicable) and shall state:

(1)            the Redemption Date,

(2)            the Redemption Price, or if not then ascertainable, the manner of calculation thereof,

(3)            if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4)            that on the Redemption Date, the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)            the place or places where each such Security is to be surrendered for payment of the Redemption Price, and

(6)            that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuers’ request, by the Trustee in the name and at the expense of the Issuers; provided, however, that the Issuers have delivered to the Trustee, at least 10 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Any such notice of redemption shall be irrevocable. The notice if delivered in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by delivery or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Any redemption or notice of any redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any equity offering or change of control, issuance of indebtedness or other transaction or event. Notice of any redemption in respect thereof will be given prior to the completion thereof, may be partial as a result of only some of the conditions being satisfied, may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion) and may be rescinded at any time if the Issuers determine in their sole discretion that any or all of such conditions will not be satisfied (or waived). The Issuers may provide in such notice that payment of the applicable Redemption Price and the performance of its obligations with respect to such redemption may be performed by another Person.

Section 1105. Deposit of Redemption Price.

On or before the Redemption Date specified in the notice of redemption given as provided in Section 1104, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if any of the Issuers is acting as the Issuers’ Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest on, all the Securities which are to be redeemed on that date.

Section 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount (together with interest, if any, thereon accrued to the Redemption Date) and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination (which shall not be less than the minimum authorized denomination) as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Article XII
SINKING FUNDS

Section 1201. Applicability of Article.

The provisions of this Article XII shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any sinking fund payment in excess of such minimum amount which is permitted to be made by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of such Securities.

Section 1202. Satisfaction of Sinking Fund Payments with Securities.

The Issuers (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuers pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided, that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1203. Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Issuers will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and stating the basis for any such credit and that such Securities have not previously been so credited and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 1106 and Section 1107.

Article XIII
REPAYMENT AT THE OPTION OF THE HOLDERS

Section 1301. Applicability of Article.

Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article XIII.

Section 1302. Repayment of Securities.

Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof and any premium thereon, together with interest thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Issuers covenant that on or before the Repayment Date they will deposit with the Trustee or with a Paying Agent (or, if any of the Issuers is acting as the Issuers’ Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, the premium, if any, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

Section 1303. Exercise of Option.

Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Issuers at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Issuers shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof and as provided in Sections 307(b) and 308, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Issuers.

Section 1304. When Securities Presented for Repayment Become Due and Payable.

If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article XIII and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Issuers on the Repayment Date therein specified, and on and after such Repayment Date (unless the Issuers shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest. Upon surrender of any such Security for repayment in accordance with such provisions, the principal amount of such Security so to be repaid shall be paid by the Issuers, together with accrued interest and/or premium, if any, to (but excluding) the Repayment Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Issuers shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 307.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) and any premium shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

Section 1305. Securities Repaid in Part.

Upon surrender of any Security which is to be repaid in part only, the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Issuers, a new Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

Article XIV
DEFEASANCE AND COVENANT DEFEASANCE

Section 1401. Issuers’ Option to Effect Defeasance or Covenant Defeasance.

The Issuers may elect, at their option at any time, to have Section 1402 or Section 1403 applied to any Securities or any series of Securities, as the case may be, (unless designated pursuant to Section 301 as not being defeasible pursuant to Section 1402 or Section 1403), in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article XIV. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.

Section 1402. Defeasance and Discharge.

Upon the Issuers’ exercise of their option (if any) to have this Section 1402 applied to any Securities or any series of Securities, as the case may be, the Issuers shall be deemed to have been discharged from their obligations with respect to such Securities as provided in this Section 1402 on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by such Securities and to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1404 and as more fully set forth in Section 1406, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Issuers’ obligations with respect to such Securities under Section 304, Section 305, Section 306, Section 1002 and Section 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article XIV. Subject to compliance with this Article XIV, the Issuers may exercise their option (if any) to have this Section 1402 applied to any Securities notwithstanding the prior exercise of their option (if any) to have Section 1403 applied to such Securities.

Section 1403. Covenant Defeasance.

Upon the Issuers’ exercise of their option (if any) to have this Section 1403 applied to any Securities or any series of Securities, as the case may be, (1) the Issuers shall be released from their obligations under any covenants provided pursuant to Section 301(20), Section 704 (to the extent of any covenants in addition to the requirements of the Trust Indenture Act), Section 801, Section 901(2),Section 901(5) or Section 901(7) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Section 501(4) (with respect to any such covenants provided pursuant to Section 301(20), Section 704 (to the extent of any covenants in addition to the requirements of the Trust Indenture Act), Section 801, Section 901(2), Section 901(5) or Section 901(7)) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section 1403 on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 1404. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1402 or Section 1403 to any Securities or any series of Securities, as the case may be:

(1)            The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article XIV applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount of cash in the currency, currencies or currency units in which the Securities of such series are then specified as payable at Stated Maturity, or (B) Government Obligations applicable to such Securities (determined on the basis of the currency, currencies or currency units in which the Securities of such series are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case, sufficient, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities or upon redemption, and any mandatory sinking fund payments or analogous payments applicable to such Securities on the day on which such payments are due and payable, in each case in accordance with the terms of this Indenture and such Securities.

(2)            In the event of an election to have Section 1402 apply to any Securities or any series of Securities, as the case may be, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)            In the event of an election to have Section 1403 apply to any Securities or any series of Securities, as the case may be, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)            No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit (other than any such event resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowing) or, with regard to any such event specified in Sections 501(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(5)            Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(6)            Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which any of the Issuers is a party or by which any of the Issuers is bound.

(7)            Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder.

(8)            The Issuers shall have delivered to the Trustee an agreement whereby the Issuers irrevocably agree to forfeit their right, if any, (A) to reset the interest rate of such Securities pursuant to Section 307(b) and (B) to extend the Stated Maturity of such Securities pursuant to Section 308.

(9)            If the Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee shall have been made.

(10)            The Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 1405. Acknowledgment of Discharge By Trustee.

Subject to Section 1407 below and after the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in Section 1404 relating to the Defeasance or Covenant Defeasance, as the case may be, have been complied with, the Trustee upon request of the Issuers shall acknowledge in writing the Defeasance or the Covenant Defeasance, as the case may be.

Section 1406. Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, Section 1702(3) and Section 1703(4), all money and Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1406, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1404 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including any of the Issuers acting as the Issuers’ Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other money except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Section 1404(1) has been made in respect of any Security, (a) the Holder of such Security is entitled to, and does, elect pursuant to the terms of such Security to receive payment in a currency, currencies or currency units other than that in which such deposit has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency, currency unit or composite currency in which such deposit has been made, then the Indebtedness represented by such Security shall be deemed to have been, and shall be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, such Security as such payments become due out of the proceeds yielded by converting (from time to time as specified below, in the case of any such election) the amount or other property so deposited in respect of such Security into the currency, currencies or currency units in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to an election referred to in clause (a) above, the applicable Market Exchange Rate in effect on the second Business Day prior to each payment date, and (y) with respect to a Conversion Event, the applicable Market Exchange Rate in effect (as nearly as feasible) at the time of the Conversion Event. Any amount required to be paid by the Issuers on account of any such election or Conversion Event that is in excess of the amount or property theretofore deposited under Section 1404(1) in respect of such Security shall remain the obligation of the Issuers, and neither the Trustee nor any Paying Agent shall be liable for any shortfall resulting from fluctuations in applicable exchange rates.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article XIV to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon Issuer Request any money or Government Obligations held by it as provided in Section 1404 with respect to any Securities which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities; provided that the Trustee shall not be required to liquidate any Government Obligations or other securities in order to comply with the provisions of this paragraph. Money or Government Obligations held in trust under this Article XIV shall not be subject to the provisions of Article XVII, provided that the applicable conditions of Section 1404 have been satisfied.

Section 1407. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article XIV with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Issuers have been discharged or released pursuant to Section 1402 or Section 1403 shall be revived and reinstated as though no deposit had occurred pursuant to this Article XIV with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money and Government Obligations held in trust pursuant to Section 1406 with respect to such Securities in accordance with this Article XIV; provided, however, that if the Issuers make any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Issuers shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

Section 1408. Qualifying Trustee.

Any trustee appointed pursuant to Section 1404 for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related Defeasance or Covenant Defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.

Article XV
GUARANTEES

Section 1501. Guarantee.

(1)            Subject to the provisions of this Article XV, each Guarantor, jointly and severally, fully and unconditionally, guarantees, on an unsecured, senior basis, to each Holder of a Security of a series that is designated as guaranteed pursuant to Section 301 and authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, the punctual payment when due, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, of the principal of, premium, if any, and interest on such Securities and all other amounts payable by the Issuers under this Indenture and such Securities, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, according to the terms of such Securities and this Indenture (collectively, the “Guaranteed Obligations”). Failing payment when due of any amount so guaranteed, or failing performance of any other Guaranteed Obligation, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. The Guarantee of each Guarantor is a guarantee of payment and not of collection.

(2)            The amount guaranteed by each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, the Uniform Voidable Transactions Act or any similar federal or state law to the extent applicable to its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means Title 11 of the U.S. Code, or any similar federal or state law for the relief of debtors.

(3)            Each Guarantor that makes a payment under its Guarantee shall be entitled, upon payment in full of all Guaranteed Obligations under this Indenture, to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with generally accepted accounting principles in the United States of America.

(4)            No Guarantee shall be valid or obligatory for any purpose with respect to any Security until the certificate of authentication of such Security shall have been signed by or on behalf of the Trustee.

Section 1502. Guarantee Unconditional.

Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holders of the Securities or the Trustee with respect thereto. The obligations of each Guarantor under its Guarantee shall be absolute and unconditional, irrespective of:

(1)            any lack of validity, enforceability or genuineness of any provision of this Indenture, the Securities or any other agreement or instrument relating thereto;

(2)            any change in the time, manner or place of payment of, or in any other term of, any or all of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Indenture;

(3)            any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations;

(4)            the absence of any action to enforce the same, or any waiver or consent by the Trustee or any Holder of Securities with respect to any provisions of this Indenture; or

(5)            any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Issuers or a Guarantor.

Section 1503. Ranking of Guarantees.

Each Guarantor covenants and agrees that its obligation to make payments of the Guaranteed Obligations hereunder constitutes a junior subordinated obligation of such Guarantor ranking pari passu with all existing and future junior subordinated Indebtedness of such Guarantor.

Section 1504. Waivers; Subrogation.

(1)            Each Guarantor hereby waives promptness, diligence, presentment, demand of payment, notice of acceptance and any other notice with respect to its Guarantee and any requirement that the Trustee, or the Holders of any Securities, protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against the Issuers or any other Person or any collateral.

(2)            Each Guarantor hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Indenture (including its Guarantee), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Trustee, or the Holders of any Securities, against the Issuers or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, in each case until the Guaranteed Obligations and all other amounts payable under the Guarantees have been paid in full in cash. If any amount shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the cash payment in full of the Guaranteed Obligations and all other amounts payable under the Guarantees, such amount shall be held in trust for the benefit of the Trustee and the Holders of the applicable Securities and shall forthwith be paid to the Trustee to be credited and applied to the Guaranteed Obligations and all other amounts payable under the Guarantees whether matured or unmatured or to be held as collateral for any Guaranteed Obligations or other amounts payable under the Guarantees thereafter arising. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and this Guarantee and that the waiver set forth in this Section 1504 is knowingly made in contemplation of such benefits.

Section 1505. Additional Guarantors.

(1)            Each Issuer shall cause any of its wholly owned Domestic Subsidiaries that is not a Guarantor and that becomes a guarantor of the payment obligations of such Issuer under the Existing Notes or other Indebtedness of an Issuer to execute and deliver to the Trustee a supplemental indenture in a form reasonably satisfactory to the Trustee, pursuant to Section 901 and Section 301 pursuant to which such wholly owned Domestic Subsidiary shall become a Guarantor and shall guarantee the Issuers’ payment obligations with respect to each series of Securities then designated as guaranteed, on the terms and subject to the conditions set forth in this Article XV and in the applicable supplemental indenture, within thirty (30) days of becoming a guarantor under any Indebtedness of any of the Issuers or the Existing Notes.

(2)            Any Person that is required to become a Guarantor pursuant to this Section, or that the Issuers otherwise elect to cause to become a Guarantor, shall become a Guarantor and be bound by (and entitled to the benefits of) this Article XV upon execution and delivery of a supplemental indenture in accordance with Article IX, and Schedule I hereto shall be deemed amended to include such Person.

Section 1506. No Waiver; Remedies Cumulative.

No failure on the part of the Trustee or any Holder of Securities to exercise, and no delay in exercising, any right under this Article XV shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Article XV preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Article XV are cumulative and not exclusive of any remedies provided by law.

Section 1507. Release of Guarantees.

(1)            The Guarantee of a Guarantor with respect to any series of Securities shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuers or the Trustee shall be required for such release, upon the earliest to occur of the date, if any, on which: (i) such Guarantor shall consolidate with or merge into an Issuer or any successor of an Issuer; (ii) an Issuer or any successor of an Issuer consolidates with or merges into such Guarantor; (iii) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the capital stock of such Guarantor (including any sale, disposition or other transfer following which such Guarantor is no longer a Subsidiary), if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture; or (iv) with respect to any Guarantor that is required to guarantee the Securities of such series solely because such Guarantor guarantees the Existing Notes or other Indebtedness of an Issuer, the release or discharge of such Guarantor’s guarantee of such Indebtedness or the full and final payment and performance of all obligations of the applicable Issuer under the Indebtedness giving rise to such Guarantor’s obligation to guarantee the Securities of such series. In addition, if the Issuers exercise their Defeasance option or Covenant Defeasance option with respect to the Securities of any series pursuant to Section 1402 or Section 1403, or upon satisfaction and discharge of this Indenture with respect to such series pursuant to Article IV, or upon payment in full of the principal of, premium, if any, and interest on such series and all other Guaranteed Obligations with respect to such series, each Guarantor shall be released from its obligations under this Article XV with respect to that series of Securities.

(2)            The Guarantee of a Guarantor with respect to any series of Securities shall also be released and discharged upon the occurrence of any other event, or the satisfaction of any other condition, specified as a basis for release of such Guarantee pursuant to Section 301 or the terms of any indenture supplemental hereto establishing such series.

(3)            At the request of the Issuers, the Trustee shall execute and deliver any documents, instruments or agreements reasonably necessary or desirable to evidence or effect such release; provided that the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel to the effect that all conditions precedent to such release have been complied with.

Section 1508. Reinstatement.

The Guarantees shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Holder of Securities or the Trustee upon the insolvency, bankruptcy or reorganization of either Issuer or any Guarantor or otherwise, all as though such payment had not been made.

Section 1509. No Third-Party Beneficiaries; Severability; Amendment; Notices to Guarantors.

Nothing in this Article XV, the Securities or this Indenture, express or implied, shall give to any Person, other than the Holders and the Trustee and, subject to the provisions hereof, their respective successors and assigns, any benefit or any legal or equitable right, remedy or claim under this Article XV.

If any provision or any application of this Article XV shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each Guarantor may amend the provisions of this Article XV with respect to such Guarantor at any time for any purpose without the consent of the Trustee or any Holder of Securities; provided, however, that if such amendment adversely affects (a) the rights of the Trustee or (b) any Holder of Securities, then (i) the prior written consent of the Trustee (in the case of (b), acting at the written direction of the Holders of more than 50% in aggregate principal amount of the Securities of the relevant series) shall be required and (ii) such Guarantor shall give written notice of any such change to any nationally recognized statistical ratings organization that, at the time such amendment is put into effect, has provided then-current ratings applicable to any of the Guaranteed Obligations.

All communications and notices to any Guarantor hereunder shall be made in writing and shall be deemed to have been duly given if made to the Issuers in accordance with Section 105. Each Guarantor hereby appoints Sysco Corporation as its agent for the receipt of any such communications and notices and for the giving of any notice, direction, consent or waiver permitted or required to be given by such Guarantor hereunder.

Article XVI
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS, MANAGERS, DIRECTORS AND EMPLOYEES

Section 1601. Exemption from Individual Liability .

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, manager, director or employee, as such, past, present or future, of the Issuers, any Subsidiary or any successor Person, either directly or through the Issuers, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Issuers, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, managers, directors, or employees, as such, of the Issuers, any Subsidiary or any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, manager, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

Article XVII
SUBORDINATION OF SECURITIES AND GUARANTEES

Section 1701. Securities and Guarantees Subordinated to Senior Indebtedness.

(1)            Each Issuer and each Holder of a Security of a series and the related Guarantees, by its acceptance thereof, agree that (a) the payment of the principal of, premium (if any) and interest on or with respect to each and all the Securities of such series and the related Guarantees and (b) any other payment payable to a Holder of a Security in respect of the Securities of such series and the related Guarantees, including on account of the acquisition or redemption of Securities of such series by the Issuers, is subordinated, to the extent and in the manner provided in this Article XVII, to the prior payment in full of all Senior Indebtedness of each of the Issuers and, in the case of the related Guarantees, all Senior Indebtedness of each of the Guarantors, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness of the Issuers and, in the case of the related Guarantees, Senior Indebtedness of the Guarantors.

(2)            This Article XVII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness of the Issuers and, in the case of the related Guarantees, Senior Indebtedness of the Guarantors, and such provisions are made for the benefit of such holders of Senior Indebtedness, and such holders may enforce such provisions.

Section 1702. No Payment on Securities in Certain Circumstances.

(1)            Unless otherwise provided with respect to the Securities of a series as contemplated by Section 301, no payment shall be made by or on behalf of any of the Issuers or any of the Guarantors, as the case may be, on account of the principal of, premium (if any), or interest or any other amount due on, the Securities of any series (including the making of any deposit in trust with the Trustee), the related Guarantees or to acquire any Securities of such series (including any repurchases of Securities of such series pursuant to the provisions thereof at the option of the Holder thereof) for cash or property, or on account of any redemption provisions of Securities of such series (collectively, a “Securities Payment”), if at the time of such Securities Payment or immediately after giving effect thereto, an event of default in payment of any principal of, premium (if any) or interest on or any other monetary amounts due and payable on any Senior Indebtedness of any of the Issuers or any of the Guarantors, as the case may be, when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration of maturity or otherwise (but subject to any applicable grace periods) (a “Senior Payment Default”) exists, unless and until such Senior Payment Default has been cured or waived or otherwise has ceased to exist or such Senior Indebtedness shall have been discharged or paid in full.

(2)            If any Senior Nonmonetary Default shall have occurred and be continuing, then, upon the receipt by any of the Issuers or the relevant Guarantor and the Trustee of written notice of such Senior Nonmonetary Default from the holder of such Senior Indebtedness (or the agent, trustee or representative thereof), no Securities Payment shall be made by any of the Issuers or such Guarantor, as the case may be, during the period (the “Payment Blockage Period”) commencing on the date of such receipt of such written notice and ending (subject to any blockage of payments that may then or thereafter be in effect as the result of any Senior Payment Default) on the earlier of (i) the date on which the Senior Indebtedness to which such Senior Nonmonetary Default relates is discharged or such Senior Nonmonetary Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been rescinded or annulled and (ii) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. Following the commencement of any Payment Blockage Period, the holders of any Senior Indebtedness will be precluded from commencing a subsequent Payment Blockage Period until the conditions set forth in the preceding sentence are satisfied. For all purposes of this Section 1702(2), no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Indebtedness or their representatives unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days.

(3)            The provisions in Section 1702(1) and Section 1702(2) shall not prevent the Trustee from making Securities Payments from monies or securities deposited with the Trustee pursuant to the terms of this Indenture if at the time such deposit was made or immediately after giving effect thereto, the conditions in Section 1702(1), Section 1702(2), Section 1703(1) or Section 1703(2) did not exist.

(4)            In furtherance of the provisions of Section 1701, in the event that, notwithstanding the foregoing provisions of this Section 1702, any Securities Payment of such Issuer or such Guarantor, as the case may be, of any kind or character, whether in cash, property or securities, shall be received by the Trustee, the Paying Agent or the Holders of Securities of any series and the related Guarantees at a time when such Securities Payment was prohibited by the provisions of this Section 1702, then unless such Securities Payment is no longer prohibited by this Section 1702, such Securities Payment (subject to the provisions of Section 1707) shall be received and held in trust by the Trustee, the Paying Agent or such Holder for the benefit of the holders of Senior Indebtedness of such Issuer or such Guarantor, as the case may be, and shall be paid or delivered by the Trustee (subject to the provisions of Section 1706), the Paying Agent or such Holders, as the case may be and shall be paid over and delivered forthwith to the relevant Issuer or the relevant Guarantor, as the case may be.

(5)            The provisions of this Section 1702 shall not apply to any Securities Payment with respect to which Section 1703 would be applicable.

Section 1703. Securities and Guarantees Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization.

Upon any distribution of assets of any Issuer or any Guarantor, as the case may be, or upon any insolvency, bankruptcy proceedings, receivership, liquidation or reorganization of any Issuer or any Guarantor under Federal or state law, or similar proceedings, relative to any Issuer or any Guarantor or its or their creditors, or its or their property, voluntary liquidation, dissolution or winding up of the Issuer or any Guarantor or upon assignment for the benefit of creditors or any other marshalling of assets of any Issuer or any Guarantor (whether or not involving insolvency or bankruptcy):

(1)            the holders of all Senior Indebtedness of such Issuer or such Guarantor, as the case may be, shall first be entitled to receive payments in full before the Holders of Securities of any series and the related Guarantees are entitled to receive any payment on account of the principal of, premium (if any) or interest on or with respect to Securities of such series and the related Guarantees;

(2)            any Securities Payment of such Issuer or such Guarantor, as the case may be, of any kind or character, whether in cash, property or securities, to which the Holders of Securities of any series and the related Guarantees or the Trustee on behalf of such Holders would be entitled, except for the provisions of this Article XVII, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to the holders of such Senior Indebtedness; and

(3)            in the event that, notwithstanding the foregoing, any Securities Payment of such Issuer or such Guarantor, as the case may be, of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of Securities of any series and the related Guarantees or any Paying Agent (or, if any of the Issuers or any Subsidiary is acting as the Paying Agent, money for any such Securities Payment shall be segregated or held in trust) on account of the principal of, premium (if any) or interest on the Securities of such series and the related Guarantees before all Senior Indebtedness of such Issuer or such Guarantor, as the case may be, is paid in full, such Securities Payment (subject to the provisions of Section 1707) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Senior Indebtedness, or their respective representatives, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Senior Indebtedness that such prohibited Securities Payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee in writing of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid over and delivered forthwith to the relevant Issuer or the relevant Guarantor, as the case may be.

(4)            The provisions above in this Section 1703 shall not prevent the Trustee from making Securities Payments from monies or securities deposited with the Trustee pursuant to the terms of this Indenture if at the time such deposit was made or immediately after giving effect thereto, the conditions in Section 1702(1), Section 1702(2), Section 1703(1) or Section 1703(2) did not exist.

Section 1704. Subrogation to Rights of Holders of Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness of any Issuer or any Guarantor, as the case may be, as provided herein, the rights of the Holders of the Securities of any series and the related Guarantees and the rights of the Trustee to the extent of amounts owed to it under Section 607 shall be subrogated (to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article XVII) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of such Issuer or such Guarantor, as the case may be, applicable to the Senior Indebtedness or the related Guarantees until the principal of, premium, if any, and interest on the Securities of such series shall be paid in full. For the purpose of such subrogation, no such payments or distributions to the holders of such Senior Indebtedness by such Issuer or such Guarantor, as the case may be, of any cash, property or securities to which the Holders of such Securities or the related Guarantees or the Trustee on their behalf would be entitled except for the provisions of this Article XVII and no payment over pursuant to the provisions of this Article XVII to the holders of Senior Indebtedness by Holders of such Securities or the related Guarantees or the Trustee on their behalf shall, as between such Issuer or such Guarantor, as the case may be, its or their creditors other than holders of Senior Indebtedness and such Holders, be deemed to be a payment by such Issuer or such Guarantor, as the case may be, to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XVII are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities of a series and the related Guarantees, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

If any payment or distribution to which the Holders of the Securities and the related Guarantees would otherwise have been entitled but for the provisions of this Article XVII shall have been applied, pursuant to the provisions of this Article XVII, to the payment of amounts payable under Senior Indebtedness of such Issuer or such Guarantor, as the case may be, then such Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

Section 1705. Obligations of Each Issuer and Each Guarantor Unconditional.

Nothing contained in this Article XVII or elsewhere in this Indenture or in the Securities or the related Guarantees is intended to or shall impair, as between the Issuers or the Guarantors, as the case may be, and the Holders of the Securities of any series and the related Guarantees, the obligation of each of the Issuers or each of the Guarantors, as the case may be, which is absolute and unconditional, to pay to such Holders the principal of, premium (if any) and interest on the Securities of such series as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of such Holders and creditors of each of the Issuers or each of the Guarantors, as the case may be, other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XVII, of the holders of Senior Indebtedness in respect of cash, property or securities of each of the Issuers or each of the Guarantors, as the case may be, received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XVII or elsewhere in this Indenture or in the Securities, upon any distribution of assets of any Issuer or any Guarantor, as the case may be, referred to in this Article XVII, the Trustee, subject to the provisions of Section 601 and Section 603, and the Holders of the Securities and the related Guarantees shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to such Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of such Issuer or such Guarantor, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XVII.

Section 1706. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee or any Paying Agent shall have received, no later than two Business Days prior to such payment, written notice thereof from any Issuer or any Guarantor, as the case may be, or from one or more holders of Senior Indebtedness of such Issuer or such Guarantor, as the case may be, or from any representative thereof and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601 and Section 603, shall be entitled in all respects conclusively to assume that no such fact exists.

The Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness of any Issuer or any Guarantor, as the case may be (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XVII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XVII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

The Issuers shall give prompt written notice to the Trustee of any facts known to any of the Issuers that would prohibit the making of any payment to or by the Trustee in respect of the Securities.

Section 1707. Application by Trustee of Amounts Deposited with It.

Amounts deposited in trust with the Trustee or the Paying Agent pursuant to and in accordance with Article IV or Article XIV shall be for the sole benefit of Holders of Securities of the series for the benefit of which such amounts were deposited, and, to the extent allocated for the payment of Securities of such series, the Trustee shall not be subject to the subordination provisions of this Article XVII. Otherwise, any deposit of assets with the Trustee or the Paying Agent or any Issuer in its capacity as a Paying Agent (whether or not in trust) for the payment of principal of, premium (if any) or interest on any Securities of any series shall be subject to the provisions of Section 1701, Section 1702(3) and Section 1703(4); provided that if prior to two Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of, premium (if any) or interest on any Security), a Responsible Officer of the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 1706, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such date; and provided further that nothing contained in this Article XVII shall prevent any Issuer from making, or the Trustee from receiving or applying, any payment in connection with the redemption of Securities of a series if the first publication of notice of such redemption (whether by mail or otherwise in accordance with this Indenture) has been made, and the Trustee has received such payment from any of the Issuers, prior to the occurrence of any of the contingencies specified in Section 1702 or Section 1703. The Issuers shall not give notice of redemption pursuant to Section 1104 and/or shall not deposit money to consummate such redemption pursuant to Section 1105 with respect to Securities of any series if any of the contingencies specified in Section 1702 or Section 1703 shall have occurred and are continuing.

Section 1708. Subordination Rights Not Impaired by Acts or Omissions of the Issuers, the Guarantors or Holders of Senior Indebtedness.

Except as may be limited by applicable law, no right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article XVII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Issuer or any Guarantor, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Issuer or any Guarantor, as the case may be, with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with any Issuer or any Guarantor, as the case may be, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders of the Securities of any series and the related Guarantees.

Section 1709. Trustee to Effectuate Subordination of Securities and Guarantee.

Each Holder of a Security of any series and the related Guarantees by its acceptance thereof authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XVII, subject to Article VI, and to protect the rights of the Holders of the Securities of such series and the related Guarantees pursuant to this Indenture, and appoints the Trustee its attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of any Issuer or any Guarantor, as the case may be (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of such Issuer or such Guarantor, as the case may be), the filing of a claim for the unpaid balance of its Securities or the related Guarantees in the form required in said proceedings and to take such steps as may be necessary or appropriate to seek approval of said claim. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representatives are hereby authorized to have the right to file an appropriate claim for and on behalf of the Holders of Securities of such series or the related Guarantees. Nothing contained herein shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Holder of Securities of any series any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series, the related Guarantees or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Holder of the Securities of such series in any such proceeding.

Section 1710. Right of Trustee to Hold Senior Indebtedness.

The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Article XVII in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 1711. Article XVII Not to Prevent Events of Default.

The failure to make a payment on account of principal of or premium (if any) or interest on the Securities of any series or the related Guarantees by reason of any provision of this Article XVII shall not be construed as preventing the occurrence of a default or an Event of Default under Article V with respect to Securities of such series or the related Guarantees or in any way prevent the Holders of the Securities of such series or the related Guarantees from exercising any right hereunder other than the right to receive payment on the Securities of such series or the related Guarantees.

Section 1712. No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to the Holders of the Securities of any series or any Issuer or any Guarantor, as the case may be, or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XVII or otherwise. Nothing in this Section 1712 shall affect the obligation of any other Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

Section 1713. Article Applicable to Paying Agent.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term “Trustee” as used in this Article XVII shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XVII in addition to or in place of the Trustee; provided, however, that this Section 1713 shall not apply to any Issuer, any Guarantor or any Subsidiary if such Issuer, such Guarantor or such Subsidiary acts as Paying Agent.

Section 1714. Payment Permitted if No Default.

Nothing contained in this Article XVII or elsewhere in this Indenture or in any of the Securities shall prevent (a) the relevant Issuer or the relevant Guarantor, at any time except during the pendency of the conditions or contingencies described in Section 1702 or Section 1703, from making Securities Payments or (b) the application by the Trustee of any money deposited with it hereunder to a Securities Payment and the retention of such Securities Payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such Securities Payment would have been prohibited by the provisions of this Article XVII.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

SYSCO CORPORATION

By:
Name:
Title:

SYSCO HOLDINGS CORPORATION

By:
Name:
Title:

[Signature Page to Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

GUARANTORS:

SYSCO ALBANY, LLC

SYSCO BALTIMORE, LLC

SYSCO BARABOO, LLC

SYSCO BOSTON, LLC

SYSCO CENTRAL PENNSYLVANIA, LLC

SYSCO CINCINNATI, LLC

SYSCO COLUMBIA, LLC

SYSCO CONNECTICUT, LLC

SYSCO DETROIT, LLC

SYSCO EASTERN WISCONSIN, LLC

SYSCO GRAND RAPIDS, LLC

SYSCO INDIANAPOLIS, LLC

SYSCO JACKSON, LLC

SYSCO LONG ISLAND, LLC

SYSCO METRO NEW YORK, LLC

SYSCO PHILADELPHIA, LLC

SYSCO PITTSBURGH, LLC

SYSCO ST. LOUIS, LLC

SYSCO SYRACUSE, LLC

SYSCO USA III, LLC

SYSCO VIRGINIA, LLC

SYSCO ATLANTA, LLC

SYSCO CENTRAL ALABAMA, LLC

SYSCO CHARLOTTE, LLC

SYSCO EASTERN MARYLAND, LLC

SYSCO GULF COAST, LLC

SYSCO KNOXVILLE, LLC

SYSCO MEMPHIS, LLC

SYSCO NASHVILLE, LLC

SYSCO RALEIGH, LLC

SYSCO SOUTHEAST FLORIDA, LLC

SYSCO USA II, LLC

SYSCO CENTRAL CALIFORNIA, INC.

SYSCO HAWAII, INC.

SYSCO KANSAS CITY, INC.

SYSCO LINCOLN, INC.

SYSCO LOS ANGELES, INC.

SYSCO MONTANA, INC.

SYSCO PORTLAND, INC.

SYSCO RIVERSIDE, INC.

SYSCO SACRAMENTO, INC.

SYSCO SAN DIEGO, INC.

SYSCO SAN FRANCISCO, INC.

[Signature Page to Indenture]

SYSCO SEATTLE, INC.

SYSCO SPOKANE, INC.

SYSCO USA I, INC.

SYSCO VENTURA, INC.

SYSCO CENTRAL ILLINOIS, INC.

SYSCO CHICAGO, INC.

SYSCO CLEVELAND, INC.

SYSCO IOWA, INC.

SYSCO LOUISVILLE, INC.

SYSCO MINNESOTA, INC.

SYSCO NORTH DAKOTA, INC.

SYSCO NORTHERN NEW ENGLAND, INC.

SYSCO WESTERN MINNESOTA, INC.

SYSCO CENTRAL FLORIDA, INC.

SYSCO HAMPTON ROADS, INC.

SYSCO JACKSONVILLE, INC.

SYSCO SOUTH FLORIDA, INC.

SYSCO WEST COAST FLORIDA, INC.

By:
Stephen Higgs
President and Chief Executive Officer

[Signature Page to Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

GUARANTORS (continued):

SYSCO ASIAN FOODS, INC.

By:
James Hamel
President

[Signature Page to Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

SCHEDULE I

INITIAL GUARANTORS

Exact Name of Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Sysco Albany, LLC	Delaware
Sysco Asian Foods, Inc.	Delaware
Sysco Atlanta, LLC	Delaware
Sysco Baltimore, LLC	Delaware
Sysco Baraboo, LLC	Delaware
Sysco Boston, LLC	Delaware
Sysco Central Alabama, LLC	Delaware
Sysco Central California, Inc.	California
Sysco Central Florida, Inc.	Delaware
Sysco Central Illinois, Inc.	Delaware
Sysco Central Pennsylvania, LLC	Delaware
Sysco Charlotte, LLC	Delaware
Sysco Chicago, Inc.	Delaware
Sysco Cincinnati, LLC	Delaware
Sysco Cleveland, Inc.	Delaware
Sysco Columbia, LLC	Delaware
Sysco Connecticut, LLC	Delaware
Sysco Detroit, LLC	Delaware
Sysco Eastern Maryland, LLC	Delaware
Sysco Eastern Wisconsin, LLC	Delaware
Sysco Grand Rapids, LLC	Delaware
Sysco Gulf Coast, LLC	Delaware
Sysco Hampton Roads, Inc.	Delaware
Sysco Hawaii, Inc.	Delaware
Sysco Indianapolis, LLC	Delaware
Sysco Iowa, Inc.	Delaware
Sysco Jackson, LLC	Delaware
Sysco Jacksonville, Inc.	Delaware
Sysco Kansas City, Inc.	Missouri
Sysco Knoxville, LLC	Delaware

Exact Name of Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Sysco Lincoln, Inc.	Nebraska
Sysco Long Island, LLC	Delaware
Sysco Los Angeles, Inc.	Delaware
Sysco Louisville, Inc.	Delaware
Sysco Memphis, LLC	Delaware
Sysco Metro New York, LLC	Delaware
Sysco Minnesota, Inc.	Delaware
Sysco Montana, Inc.	Delaware
Sysco Nashville, LLC	Delaware
Sysco North Dakota, Inc.	Delaware
Sysco Northern New England, Inc.	Maine
Sysco Philadelphia, LLC	Delaware
Sysco Pittsburgh, LLC	Delaware
Sysco Portland, Inc.	Delaware
Sysco Raleigh, LLC	Delaware
Sysco Riverside, Inc.	Delaware
Sysco Sacramento, Inc.	Delaware
Sysco San Diego, Inc.	Delaware
Sysco San Francisco, Inc.	California
Sysco Seattle, Inc.	Delaware
Sysco South Florida, Inc.	Delaware
Sysco Southeast Florida, LLC	Delaware
Sysco Spokane, Inc.	Delaware
Sysco St. Louis, LLC	Delaware
Sysco Syracuse, LLC	Delaware
Sysco USA I, Inc.	Delaware
Sysco USA II, LLC	Delaware
Sysco USA III, LLC	Delaware
Sysco Ventura, Inc.	Delaware
Sysco Virginia, LLC	Delaware
Sysco West Coast Florida, Inc.	Delaware
Sysco Western Minnesota, Inc.	Delaware